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EXHIBIT 21
                                HECHINGER COMPANY
                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                               STATE OF
NAME                                                                                         INCORPORATION
----                                                                                         -------------
A)   Hechinger Company (has 4 direct subsidiaries)                                               Delaware
     (1) Hechinger Stores Company (has 2 direct subsidiaries)                                    Delaware
       a.  Hechinger Stores East Coast Company                                                   Delaware
       b.  Hechinger Investment Company of Delaware, Inc. (has 5 direct subsidiaries)            Delaware
         (1)  Hechinger Royalty Company                                                          Delaware
         (2)  HIDS, Inc.                                                                         Delaware
         (3)  HQ Southwest, LLC                                                                  Delaware
         (4)   HQ Partners L.P. (1% owned by Hechinger Investment Company of Delaware, Inc.
              as General Partner, and 99% owned by HQ Southwest, LLC as Limited Partner          Delaware
         (5)  HQ MidAtlantic, LLC                                                                Delaware
     (2) Hechinger International, Inc.                                                           Delaware
     (3) Hechinger Property Company                                                              Delaware
     (4) Hechinger Financial Holdings Company  (has 9 direct subsidiaries)                       Delaware
         (a)  Hechinger Finance Inc.                                                             Delaware
         (b)  Pennsy, Inc.                                                                       Delaware
         (c)  HS Square, Inc.                                                                    Delaware
         (d)  Hechinger Towers Company                                                           Delaware
         (e)  PhilProp Holding Company                                                           Pennsylvania
         (f)  ManProp Holding Company                                                            Virginia
         (g)  BucksProp Holding Company                                                          Pennsylvania
         (h)  HProp, Inc.                                                                        Delaware
         (i)  RemProp, Inc.                                                                      Delaware
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